Exhibit 99.1

Bioheart, Inc. Reports Receipt of Notification from NASDAQ Regarding
Non-Compliance with Continued Listing Requirements

SUNRISE, Fla., — January 20, 2009 — Bioheart, Inc. (Nasdaq: BHRT) today announced that it received a letter from the Nasdaq Stock Market on January 14, 2009 advising that, the Company does not comply with Nasdaq Marketplace Rule 4350.
On January 13, 2009, the Company notified the Nasdaq Stock Market that, solely due to a vacancy on the Company’s Board of Directors resulting from the resignation of a member of the Board, the Company was not in compliance with Nasdaq Marketplace Rule 4350(c)(1), which requires that the Company maintain a majority of independent directors.
Under Nasdaq Marketplace Rule 4350(c)(1), with respect to the requirement to have a majority of independent directors, the Company is required to regain compliance with such board composition by the earlier of its next annual shareholders meeting or January 7, 2010 provided, however, that if the next annual shareholders meeting is held before July 6, 2009, then the Company must evidence compliance no later than July 6, 2009 (the “Compliance Period”).
If the Company does not regain compliance within the Compliance Period, Nasdaq will provide the Company with written notification that the Company’s common stock will be delisted from the Nasdaq Capital Market. At that time, the Company may appeal the determination by the Nasdaq Staff to delist its common stock to a Listing Qualifications Panel.
The Company is currently considering actions that may allow it to regain compliance with Nasdaq continued listing standards and maintain its Nasdaq listing. There is no assurance that the Company will be able to take any of these actions or that any of the actions will be sufficient to allow the Company’s Nasdaq listing to continue or for how long such listing will continue. If the Company is unsuccessful in maintaining its Nasdaq listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than Nasdaq.
About Bioheart, Inc.
Bioheart, Inc. (Nasdaq: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, the Company is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
(MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.)

Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.
Contact:
At the Company:

Howard J. Leonhardt, Chief Executive Officer (954) 835-1500
Investor Relations:

RedChip Companies, Inc. Brad Kline (800) 733-2447, Ext. 113 info@redchip.com
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